Exhibit A

                             BASE TEN SYSTEMS, INC.
                           CERTIFICATE OF AMENDMENT OF
                      RESTATED CERTIFICATE OF INCORPORATION
                           PROVIDING FOR DESIGNATION,
                          PREFERENCES AND RIGHTS OF THE

                     CONVERTIBLE PREFERRED SHARES, SERIES B

                           (Par Value $1.00 Per Share)

                                       of

                             BASE TEN SYSTEMS, INC.


         Base Ten Systems, Inc., a corporation (the "Corporation") organized under the laws of the State of New Jersey, to amend its Restated Certificate of Incorporation in accordance with Chapter 9 of the New Jersey Business Corporation Act, hereby certifies:

         FIRST:   The name of the Corporation is Base Ten Systems, Inc.

         SECOND: The Board of Directors of the Corporation, at a meeting held on November 24, 1998, pursuant to Section 14A:7-2 of the New Jersey Business Corporation Act and the authority vested in the Board of Directors by the Restated Certificate of Incorporation, as amended, adopted the following resolution providing for the issuance of a new series of the Corporation's Preferred Shares, par value $1.00 per share, consisting of up to [exact initial number of shares determined immediately prior to filing] shares of Convertible Preferred Shares, Series B:

                           RESOLVED,  that pursuant to the  authority  vested in
                  this Board of Directors in accordance with the provision of the Corporation's certificate of incorporation, as amended, a new series of Preferred Shares of the Corporation known as Convertible Preferred Shares, Series B, be, and hereby is, created, classified, authorized and the issuance thereof provided for, and that the designation and number of shares, and relative rights, preferences and imitations thereof are hereby fixed, and Article 6 of the Certificate of Incorporation of the Corporation, as amended, is hereby amended by adding Article 6(e) thereto, to read, in its entirety, as follows:

                  (e) A. Designation and Amount. The shares of this series of Preferred Shares shall be designated as "Convertible Preferred Shares, Series B" and the number of shares constituting such series shall be [exact initial number of shares determined immediately prior to filing], with a par value of $1.00 per share. Fractional B Preferred Shares shall be permitted.

                           B.  Definitions.  As used in this Article  6(e),  the
following terms shall have the following meanings.

         "Article 6(e)" means this Subsection (e) of Article 6 of the Certificate of Incorporation establishing the B Preferred Shares as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof and pursuant to applicable law.

         "B Preferred Shares" means the Convertible Preferred Shares, Series B.

         "Board of Directors" means the board of directors of the Corporation.

         "Business Day" means any day, other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

         "Capital Stock" means any and all shares, rights to purchase, warrants, options, convertible securities, participation or other equivalents of or interests (other than security interests) in (however designated and whether voting or nonvoting) corporate stock.

         "Conversion Default Payments" has the meaning set forth in Section H(2) hereof.

         "Closing Bid Price" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded, as reported at the close of normal trading hours, New York time, by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of the B Preferred Shares then holding a majority of the then outstanding B Preferred Shares ("Majority Holders") if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation.

         "Common Shares" means the Class A Common Shares, par value $1.00 per share, of the Corporation and all shares hereafter authorized of any class of Common Shares of the Corporation, and, in the case of a reclassification, recapitalization or other similar change in such Common Shares or in the case of a consolidation or merger of the Corporation with or into another Person, such consideration to which a holder of a share of Common Shares would have been entitled upon the occurrence of such event. Common Shares shall not include the Corporation's Class B Common Shares, par value $1.00 per share.

         "Conversion Date" has the meaning set forth in Section H(2) hereof.

         "Conversion Notice" has the meaning set forth in Section H(2) hereof.

         "Conversion Price" has the meaning set forth in Section H(1) hereof.

         "Default Redemption Amount" has the meaning set forth in Section F(4) hereof.

         "Delay Compensation" has the meaning set forth in Section 3(f) of the Registration Rights Agreement.

         "Delisting Payments" has the meaning set forth in Section 4.5 of the Securities Purchase Agreement.

         "Dividend Payment Date" has the meaning set forth in Section C(1) hereof.

         "DTC" has the meaning set forth in Section H(11) hereof.

         "Exchange Agreement" means that certain Exchange Agreement, dated as of December XX, 1998, by and among the Corporation and all holders of the Convertible Preferred Shares, Series A, a copy of which is on file in the offices of the Corporation and available for inspection by shareholders of the Corporation.

         "Fiscal Quarter" means a calendar quarter ended on March 31, June 30, September 30 or December 31, as the case may be.

         "Five Percent Limitation" has the meaning set forth in Section H(1) hereof.

         "Illiquidity Payment" has the meaning set forth in Section C(1) hereof.

         "Junior Stock" means Common Shares and any other class or series of Capital Stock of the Corporation now or hereafter issued and outstanding that ranks junior as to dividends and/or liquidation to the B Preferred Shares.

         "Mandatory Redemption Price" has the meaning set forth in Section F(2) hereof.

         "Market Value" as of any date means the average Closing Bid Price of Common Shares for the ten consecutive Trading Days ending on the date prior to such date.

         "Maturity Date" means December 15, 2000, [To be extended by the number of days (if any) required to be added to the Series A Preferred Stock prior to the Effective Date] provided, however, that such Maturity Date shall be extended by a number of Trading Days equal to the aggregate number of Trading Days during the period from the effective date of the Amendment to the Certificate of Incorporation establishing the B Preferred Shares to and including the Maturity Date during which the holders of B Preferred Shares are restricted from selling Common Shares by reason of (x) Section 2(d) of the Registration Rights Agreement, (y) any Delay Period(s) (as defined in Section 3(f) of the Registration Rights Agreement), but only if the total number of days in any Delay Period(s) within a twelve-month period exceed thirty (30) days, or (z) any Redemption Event.

         "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

         "Person" means an individual, a corporation, a partnership, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization, or any other entity.

         "Purchase Price" shall mean $1,000 per B Preferred Share.

         "Redemption Date" means any date on which shares of B Preferred Shares are to be redeemed pursuant to Section F hereof.

         "Redemption Event" means any one of the following:

                  (i) the Common Shares (including any of the Common Shares issuable upon conversion of the B Preferred Shares or required from time to time to be reserved pursuant hereto) are suspended from trading on, or are not listed (and authorized) for trading on, the NASDAQ Small Cap Market, the NASDAQ National Market System, the American Stock Exchange, or the New York Stock Exchange for an aggregate of thirty (30) Trading Days in any eighteen (18) month period;

                  (ii) the Company fails at any time during the Registration Period (as defined in the Registration Rights Agreement), to cause the holders of B Preferred Shares to be able to utilize the Registration Statement required to be filed pursuant to Section 5 of the Exchange Agreement for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement and the Exchange Agreement), unless the Company is using its best efforts to remedy such inability to utilize such registration statement, subject to the Company's Board of Directors having determined in their good faith business judgment by resolution that the continued effectiveness of such registration statement would have a material adverse effect on the Company's ability to consummate a financing, acquisition, merger or joint venture, the failure of which to consummate would have a material adverse effect on the Company's financial condition, results of operations or future prospects; provided that in no event shall such failure exist for a total of more than thirty (30) Trading Days in any eighteen (18) month period;

                  (iii) The Company fails to (x) issue Common Shares to a holder of the B Preferred Shares upon exercise by the holder of its conversion rights in accordance with the terms hereof; (y) transfer or to cause its transfer agent to transfer any certificate for Common Shares issued to a holder upon conversion of the B Preferred Shares as and when required hereby, by the Exchange Agreement, or by the Registration Rights Agreement; or (z) remove any restrictive legend on any certificate for any Common Shares issued to a holder of the B Preferred Shares upon conversion of the B Preferred Shares as and when required hereby, by the Securities Purchase Agreement, by the Exchange
Agreement, or by the Registration Rights Agreement; and any such failure described above shall continue uncured for ten (10) Business Days; or

                  (iv) The  Corporation  fails to pay to a holder of B Preferred
Shares any amounts due hereunder or pursuant to the Securities Purchase Agreement, the Exchange Agreement, or the Registration Rights Agreement (including but not limited to dividends, Illiquidity Payments, Conversion Default Payments, and Delay Compensation thereon) when due and any such failure shall continue uncured (after written notice and demand to cure from the holder of B Preferred Shares) for ten (10) Business Days.

         "Redemption Price" means the Optional Redemption Price, the Mandatory Redemption Price or the Default Redemption Price, as the case may be, each of which terms shall have the respective meanings set forth in Section F hereof.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of December 4, 1997 between the Corporation and the initial purchasers of the Convertible Preferred Shares, Series A of the Corporation, as amended by and incorporated by reference in the Exchange Agreement, a copy of which is on file in the offices of the Corporation and available for inspection by shareholders of the Corporation.

         "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of December 4, 1997 between the Corporation and the initial purchasers of the Convertible Preferred Shares, Series A, as amended by and incorporated by reference in the Exchange Agreement, a copy of which is on file in the offices of the Corporation and available for inspection by shareholders of the Corporation.

         "Trading Day" means, with respect to the Common Shares: (i) if any series of Common Shares is quoted on the NASDAQ National Market System, any similar system of automated dissemination of quotations of securities prices, or the National Quotation Bureau Incorporated, each day on which quotations may be made on such system; or (ii) if any series of Common Shares is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business; or (iii) if the Corporation's Common Shares are not quoted on any system or listed or admitted for trading on any securities exchange, a Business Day.

         "Underwriter's Lock-Up" has the meaning set forth in Section 2(d) of the Registration Rights Agreement.

                           C. Dividends and Certain Other Payments.  The holders
of the B Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends and certain other payments as set forth in this Section C.

                           (1) If a holder of B  Preferred  Shares is subject to
an Underwriter's Lock-Up, that holder (but not any other holder) shall be entitled to receive a payment (an "Illiquidity Payment") at the rate of $20.00 per Preferred Share for each Fiscal Quarter in which such event occurs or is continuing. Illiquidity Payments shall be payable at the option of the Board of Directors (x) in cash, or (y) if the Market Value is equal to, or in excess of, $4.00, in a number of B Preferred Shares (which may include fractional B
Preferred Shares) equal to the product of (A) the cash amount of such Illiquidity Payment, as the case may be, multiplied by (B) 1.25, divided by (C) the Purchase Price per Preferred Share.

                           (2)  The  holders  of B  Preferred  Shares  shall  be
entitled to participate with the holders of Common Shares in any dividends paid or set aside for payment with respect to the Common Shares so that the holders of B Preferred Shares shall receive with respect to each B Preferred Share an amount equal to (x) the dividend payable with respect to each Common Share multiplied by (y) the number of Common Shares (and fraction of a Common Share, if any) into which such B Preferred Share is convertible as of the record date for such dividend.

                           (3) Dividends and  Illiquidity  Payments shall accrue
(whether or not declared) from and including the first day of the relevant Fiscal Quarter to and including the date on which the Redemption Price is paid on such shares or on which such shares are converted or redeemed and, to the extent not paid for any relevant Fiscal Quarter, will be cumulative. Dividends and Illiquidity Payments on the B Preferred Shares, to the extent payable, shall be payable quarterly, in arrears, on the last day of each relevant Fiscal Quarter (each such date, a "Dividend Payment Date"), except that if any such date is not a Business Day, then such dividend or Illiquidity Payment shall be paid on the next succeeding Business Day. Each such dividend or Illiquidity Payment shall be payable to holders of B Preferred Shares at the close of business on the Dividend Payment Date. Dividends on the B Preferred Shares shall accrue on a daily basis during the relevant quarterly period whether or not the Corporation shall have earnings or surplus at the time.

                           D. Voting Rights.  The holders of B Preferred  Shares
shall have the following voting rights:

                           (1)  Each  holder  of B  Preferred  Shares  shall  be
entitled to such number of votes for the B Preferred Shares held on all matters submitted to a vote of the Corporation's shareholders as shall be equal to the largest number of whole Common Shares into which all of the B Preferred Shares held are then convertible (after giving effect to, and subject to, the Five Percent Limitation, and any other then applicable limitations set forth in Section (H)(1));

                           (2) Except as  otherwise  provided  herein or by law,
the holders of B Preferred Shares, the holders of Common Shares, and the holders of Class B Common Shares of the Corporation shall vote together as one class on all matters submitted to a vote of the Corporation's shareholders.

                           (3)  So  long   as  any  B   Preferred   Shares   are
outstanding, the Corporation shall not, without first obtaining the approval of the holders of two-thirds of the B Preferred Shares:

                                    (i) alter or change the rights,  preferences
                           or privileges of the B Preferred Shares;

                                    (ii)  issue  any  other  class or  series of
                           Capital Stock having rights upon liquidation or rights as to dividends which are senior to or pari passu with the rights of the holders of B Preferred Shares; or

                                    (iii)  issue  any   additional  B  Preferred
                           Shares in excess of the B Preferred Shares issued pursuant to the Exchange Agreement, other than any additional B Preferred Shares which may be issued pursuant to Section C(1) hereof.

                           E.  Liquidation  Preference.  In  the  event  of  any
liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, after the payment or the setting apart of payment to the holders of any class or series of Capital Stock of the Corporation hereafter issued and outstanding that ranks senior as to dividends and/or liquidation to the B Preferred Shares, the holders of B Preferred Shares shall be entitled to receive out of assets of the Corporation available for distribution to shareholders, an amount equal to the Mandatory Redemption Price of such shares, before any payment shall be made or any assets distributed to the holders of Junior Stock. If the assets and funds to be distributed to the holders of the B Preferred Shares, and the holders of any other Capital Stock ranking pari passu with the B Preferred Shares, shall be insufficient to permit the payment to all such holders of their full preferential amount, the assets and funds legally available shall be distributed ratably, among the holders of such other Capital Stock ranking pari passu with the B Preferred Shares, in proportion to the full preferential amount each such holder is otherwise entitled to receive. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of all or substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.

                           F.       Redemption.

                           (1)  Optional  Redemption  by the  Company.  While  a
Registration Statement (as defined in the Registration Rights Agreement) is effective with respect to the Common Shares issuable on conversion of the B Preferred Shares and so long as no Redemption Event has occurred and is continuing, the Corporation may, at its option at (i) any time within 45 days prior to or 15 days after the commencement of a firm commitment public offering of its equity securities, or (ii) at any time or from time to time after December 15, 1998, redeem for cash, out of funds legally available therefor, all or any part of (but not less than 1,400 B Preferred Shares in any single redemption) the outstanding B Preferred Shares at a price per Preferred Share equal to the greater of (x) 130% of the then applicable Mandatory Redemption Price per B Preferred Share or (y) (A) the then applicable Mandatory Redemption Price per B Preferred Share, divided by (B) the then effective Conversion Price of the B Preferred Shares on the Redemption Date, multiplied by (C) the Market Value of the Common Shares into which each B Preferred Share is convertible on the Redemption Date (the "Optional Redemption Price").

                           (2)  Mandatory   Redemption   by  the  Company.   The
Corporation shall redeem all outstanding B Preferred Shares on the Maturity Date at a price per share equal to the sum of (x) the Purchase Price, (y) any accrued and unpaid dividends thereon through the date of final distribution to shareholders, whether or not declared, and any Illiquidity Payments and conversion Default Payments thereon, and (z) any Delay Compensation and Delisting Payments thereon (collectively, the "Mandatory Redemption Price"). All Conversion Default Payments, Delay Compensation and Conversion Default Payments shall be payable on the Maturity Date in cash, out of funds legally available therefor. The balance of the Mandatory Redemption Price (the "Remaining Redemption Amount") shall be payable on the Maturity Date at the option of the Board of Directors (x) in cash, out of funds legally available therefor; or (y) while a Registration Statement (as defined in the Registration Rights Agreement) is effective with respect to the Common Shares issuable on redemption of the B Preferred Shares, in Common Shares having an aggregate Market Value on the Maturity Date equal to (A) the Remaining Redemption Amount multiplied by (B) 1.25.

                           (3)      Procedures for Redemption by the Company.

                           (i) At least 30 days (45 days if the Redemption Price is to be paid in Common Shares) but not more than 60 days before the applicable Redemption Date, the Corporation or its transfer agent shall mail a notice of redemption by first-class mail postage prepaid to each holder of B Preferred Shares, addressed to such holders at their last addresses shown on the stock transfer books of the Corporation. Such notice shall indicate that B Preferred Shares are to be redeemed and shall, among other things, state:

                                    (a) the Redemption Date;

                                    (b) the number of B Preferred  Shares  being
                  redeemed;

                                    (c)  the   Optional   Redemption   Price  or
                  Mandatory Redemption Price, as the case may be, including the amount of unpaid dividends, Illiquidity Payments, Conversion Default Payments, Delay Compensation and Delisting Payments with respect to such shares;

                                    (d) that the B Preferred  Shares  called for
                  redemption must be surrendered to the Corporation to collect the Redemption Price;

                                    (e)  that  B  Preferred  Shares  called  for
                  redemption may be converted at any time before the close of business on the first Business Day preceding the Redemption Date.

         Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice given to any other holder.

                           (ii) As long as the Corporation has complied with the requirements set forth in this Section F, from and after the applicable Redemption Date, dividends on, and Illiquidity Payments, Conversion Default Payments, Delay Compensation and Delisting Payments with respect to the shares of B Preferred Shares so called for redemption shall cease to accrue as of the applicable Redemption Date, such shares shall be canceled and shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease.

                           (4)  Optional  Redemption  By  Holder.  (i)  Upon the
occurrence of a Redemption Event, each holder of B Preferred Shares shall have the right to elect at any time and from time to time by delivery of a Default Redemption Notice (as defined herein) to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash, out of funds legally available therefor, for an amount per share equal to the Default Redemption Amount (as defined herein), any or all of the then outstanding shares of B Preferred Shares held by such Holder. The "Default Redemption Amount" with respect to each B Preferred Share means an amount equal to the greater of (i)
1.25 times the then effective Mandatory Redemption Price per share of each B Preferred Share for which a demand for redemption is being made or (ii) (x) the then effective Mandatory Redemption Price of each B Preferred Share for which a demand for redemption is being made, divided by (y) the then effective Conversion Price, multiplied by (z) the Market Value of the Common Shares.

                           (ii) If the  Corporation  fails to pay any holder the
Default Redemption Amount with respect to any B Preferred Shares within five (5) Business Days of its receipt of a notice requiring such redemption (a "Default Redemption Notice"), then the holder delivering such Default Redemption Notice shall be entitled to interest on the Default Redemption Amount at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time by the Wall Street Journal plus five percent (5%) and (y) the highest interest rate permitted by applicable law from the date of the Default Redemption Notice until the date of redemption hereunder. In the event the Corporation is not able to redeem all of the shares of B Preferred Shares subject to Default Redemption Notices because of insufficient shareholders equity, restrictions under applicable law or pursuant to agreements, or lack of cash, the Corporation shall redeem shares of B Preferred Shares from each holder, to the maximum extent, pro rata, based on the total number of shares of B Preferred Shares included by such holder in the Default Redemption Notice relative to the total number of shares of B Preferred Shares in all of the Default Redemption Notices.

                           G. Consolidation, Merger and Sale of Assets, etc. The
Corporation shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another Person unless (i) in the case of a merger or consolidation, the Corporation is the surviving entity and the rights and preferences of the B Preferred Shares are not modified, or (ii) (A) the surviving, resulting or acquiring Person is a Person organized under the laws of the United States, any state thereof or the District of Columbia, or a Person organized under the laws of a foreign jurisdiction whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on NASDAQ, and (B) the Corporation shall make effective provision such that, upon consummation of such transaction, the holders of B Preferred Shares shall receive preferred stock of the surviving entity having substantially identical terms and registration rights as the B Preferred Shares.

                           H.       Conversion of B Preferred Shares.

                           (1) Right of Conversion of B Preferred Shares. Each B
Preferred Share shall be convertible at the option of the holder thereof, at any time or from time to time, into a number of fully paid and nonassessable Common Shares equal to the then applicable Mandatory Redemption Price of such B Preferred Share, divided by $4.00 (the "Conversion Price"); provided, however, that in no event shall any holder of B Preferred Shares be entitled to receive Common Shares upon a conversion to the extent that the sum of (x) the number of Common Shares beneficially owned by that holder and its affiliates (exclusive of shares issuable upon conversion of the unconverted portion of any B Preferred Shares or the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of Common Shares issuable upon the conversion of the B Preferred Shares with respect to which the determination of this subclause is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding Common Shares (the "Five Percent Limitation"), and for purposes of this subclause, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) above. To the extent the Five Percent Limitation applies, the determination of whether B Preferred Shares shall be convertible (vis-a-vis other securities owned by a holder) shall be in the sole discretion of the holder and submission of a Conversion Notice shall be deemed to be the holder's determination of whether the B Preferred Shares are convertible in whole or in part, subject to such aggregate Five Percent Limitation. No prior inability to convert the B Preferred Shares pursuant to this clause shall have any effect on the applicability of the provisions of this clause with respect to any subsequent determination of ability to convert. The provisions of this clause may be amended and/or implemented in a manner otherwise than in strict conformity with the terms of this clause with the approval of the Board of Directors of the Company and the affected Holder; the provisions of this clause may be waived by the affected holder upon ninety (90) days prior written notice from such holder to the Company. The limitations contained in this clause shall apply to a successor holder concurrently with its acquisition of such B Preferred Shares, such election to be promptly confirmed in writing to the Company (provided no transfers to a successor holder or holders shall be used by a holder to evade the limitations contained herein).

                           (2) Conversion  Procedures.  In order to exercise the
conversion privilege, the holder of any B Preferred Shares to be converted in whole or in part shall give written notice to the Corporation ("Conversion Notice") by courier delivery (with receipt acknowledged), by personal delivery, registered or certified mail (with receipt acknowledged) or, by facsimile transmission (such facsimile transmission will be deemed received by the Corporation on the date and at the time it was sent by the holder so long as (i) the holder's facsimile machine confirms that the transmission was received prior to 5:30 p.m., New York time on the Business Day on which it was sent and (ii) the Corporation receives the original thereof (together with a copy of the facsimile confirmation) by courier within 2 Business Days following such facsimile transmission), that the holder elects to convert such shares or the portion thereof specified in such Conversion Notice into shares of Common Shares and shall, within five (5) Business Days after the Business Day on which the Conversion Notice was so given, surrender the certificate or certificates evidencing such shares to the Corporation. The Conversion Notice shall specify the effective date of such conversion, which shall be no earlier than the Business Day on which the Conversion Notice was properly given in accordance with this Section H(2) and no later than 30 days following such giving of the Conversion Notice, and shall also state the name or names (with address) in which the certificates for Common Shares which shall be issuable upon such conversion shall be issued. Each certificate evidencing B Preferred Shares surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such B Preferred Shares, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, such holder or its duly authorized attorney.

                  Within three (3) Business Days after the Business Day on which the Conversion Notice was properly given in accordance with this Section H(2), but not prior to the specified effective date of conversion, and following (and in no event prior to) surrender of the certificate or certificates evidencing the B Preferred Shares relating thereto, the Corporation shall issue and deliver to such holder (or upon the written order of such holder) a certificate or certificates for the number of full Common Shares issuable upon the conversion of such B Preferred Shares or portion thereof in accordance with the provisions of this Section H, and a check or cash in respect of any fractional Common
Shares issuable upon such conversion, as provided in Section H(3). If the Corporation fails to issue certificates upon any such conversion of B Preferred Shares, the Corporation shall pay to any holders of such converted B Preferred Shares an amount equal to (i) 1% of the Conversion Price per day multiplied by the number of Common Shares issuable upon conversion of the B Preferred Shares subject to the applicable Conversion Notice for the first 30 days after the scheduled delivery date of such certificates, and (ii) thereafter, 2% of the Conversion Price per day multiplied by the number of Common Shares issuable upon conversion of the B Preferred Shares subject to the applicable Conversion Notice ("Conversion Default Payments"). Notwithstanding the foregoing, if the Corporation's failure to issue such certificates is a result of an error made by its transfer agent, such amount shall not accrue until after the third day following the scheduled delivery date of such certificate. In the event that less than all the B Preferred Shares represented by a certificate are to be converted, the Corporation shall issue and deliver or cause to be issued and delivered to (or upon the written order of) the holder of the B Preferred Shares so surrendered, without charge to such holder, a new certificate or certificates representing a number of B Preferred Shares equal to the unconverted portion of the surrendered certificate.

                  Each conversion shall be deemed to have been effected as of the date (the "Conversion Date") specified in the applicable Conversion Notice, or if no date is specified, as of the Business Day on which a Conversion Notice with respect to B Preferred Shares shall have been received by the Corporation, as described above, but only if the certificate or certificates evidencing B Preferred Shares shall have been surrendered to the Corporation or its transfer agent within five (5) Business Days after the Business Day on which the Conversion Notice relating thereto was properly given in accordance with this Section H(2) and, if such certificate or certificates shall not have been surrendered within such time period, such Conversion Notice shall be ineffective and void ab initio. Any Person in whose name any certificate or certificates for Common Shares shall be issuable upon conversion shall be deemed to have become the holder of record of the shares represented thereby on the Conversion Date; provided, however, that the receipt of a Conversion Notice on any date when the share transfer books of the Corporation shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Rate in effect on the Conversion Date.

                  Except as otherwise provided in this Section H, no payment or adjustment will be made for dividends or other distributions with respect to any Common Shares issuable upon conversion of B Preferred Shares as provided herein. Full payment shall be made by the Corporation to any holder of B Preferred Shares surrendered for conversion in respect of dividends accrued since the last preceding Dividend Payment Date on the B Preferred Shares surrendered for conversion; the dividend due on such Dividend Payment Date shall be payable with respect to such B Preferred Shares notwithstanding such conversion, and such dividend (whether or not punctually paid or duly provided for) shall be paid to the holder of such shares as of the close of business on such record date.

                           (3) Cash  Payments in Lieu of Fractional  Shares.  No
fractional Common Shares or scrip representing fractional shares shall be issued upon conversion of B Preferred Shares. If any fractional Common Share would, but for this Section H, be issuable upon the conversion of any B Preferred Shares, the Corporation shall make a payment therefor in cash on the third Business Day immediately following the Conversion Date equal to the Conversion Price of such fractional share.

                           (4)   Adjustment   of  Conversion   Privileges.   The
Conversion Price shall be adjusted from time to time by the Corporation as follows:

                           (i) In case  the  Corporation  shall  (A)  declare  a
         dividend, or make a distribution, in shares of any series of its Common Shares, on any series of its Common Shares, (B) subdivide or reclassify any series of its outstanding Common Shares into a greater number of shares, (C) combine any series of its outstanding Common Shares into a smaller number of shares, (D) pay a dividend or make a distribution on any series of its Common Shares in shares of any series of its Capital Stock other than Common Shares, or (E) issue by reclassification of any series of its Common Shares of any series of its Capital Stock, the conversion privilege and the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any shares of B Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Shares or other Capital Stock of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such B Preferred Shares been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section H(4) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event referred to above shall occur. In the event such dividend, distribution, subdivision, reclassification or combination is not so made, the conversion privilege then in effect shall be readjusted to the conversion privilege which would then be in effect if such dividend, distribution, subdivision, reclassification or combination had not been declared or made, but such readjustment shall not affect the number of Common Shares or other Capital Stock delivered upon any conversion prior to the date such readjustment is made.

                           (ii) In case the Corporation shall distribute to all holders of any series of its Common Shares any of its assets or debt securities, or rights, options, warrants or convertible or exchangeable securities of the Corporation (including securities for cash, but excluding distributions of Capital Stock referred to in Section H(4)(i) above, if the adjustment to the Conversion Price under that Section would be greater than an adjustment under this Section), then in each such case, the Conversion Price shall be adjusted to equal the Conversion Price in effect immediately prior to such distribution less an amount equal to the then fair market value (as reasonably determined by the Board of Directors, in good faith and as described in a resolution of the Board of Directors) of the portion of the assets or debt securities of the Corporation so distributed or of such rights, options, warrants or convertible or exchangeable securities applicable to one share of Common Shares. Such adjustment shall become effective immediately after the record date for the determination of shares entitled to receive such distribution. Notwithstanding the foregoing, no adjustment of the Conversion Price shall be made upon the distribution to holders of any series of Common Shares of such rights, options, warrants, convertible securities, assets or debt securities if the plan or arrangement under which such rights, options, warrants, convertible securities, assets or debt securities are issued provides for their issuance to holders of shares of B Preferred Shares in the same pro rata amounts upon conversion thereof. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (iii) Anything in this Section H(4) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section H(4), as it in its reasonable discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders, shall not be taxable.

                           (iv) Whenever the Conversion Price is adjusted as provided in this Section H(4), or the B Preferred Shares becomes convertible into shares of stock, securities, property or assets pursuant to Section H(5) below, or the Corporation reduces the Conversion Price pursuant to Section H(6) below, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective, and setting forth in reasonable detail the facts requiring such adjustment and the calculation of such adjustment, and shall mail such notice of adjustment to all holders of B Preferred Shares at their last addresses appearing on the share transfer books of the Corporation.

                           (v) In any case in which this Section H(4) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any B Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment, and (ii) paying to such holder any amount in cash in lieu of any fractional Common Shares pursuant to Section H(3).

                           (vi) For purposes of any computations pursuant to this Section H(4), respecting consideration received, the following shall apply:

                                    (a) in the case of the issuance of shares of
                  Capital Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

                                    (b) in the case of the issuance of shares of
                  Capital Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors or a duly authorized committee thereof (irrespective of the accounting treatment thereof), and described in a resolution of the Board of Directors or such committee; and

                                    (c)  in  the   case  of  the   issuance   of
                  securities convertible into or exchangeable or exercisable for shares of Capital Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Section).

                           (vii) If after an adjustment a holder of B Preferred Shares may, upon conversion of such security, receive shares of two or more classes of Capital Stock of the Corporation, the Corporation shall determine on a fair basis the allocation of the adjusted Conversion Price between the classes of Capital Stock. After such allocation, the conversion privilege and the Conversion Price of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Shares in this Section H.

                           (viii) In no event shall an adjustment pursuant to this Section H(4) or any other provision of this Certificate of Amendment reduce the Conversion Price below the then par value, if any, of the Common Shares issuable upon conversion of B Preferred Shares.

                           (5) Effect of Reclassification, Consolidation, Merger
or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding Common Shares issuable upon conversion of B Preferred Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
(ii) any consolidation or merger of the Corporation with another Person shall be effected as a result of which holders of Common Shares issuable upon conversion of B Preferred Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, or (iii) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other Person, then the Corporation or such successor or purchasing Person, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent documents to establish that each Preferred Share then outstanding shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of Common Shares issuable upon conversion of such B Preferred Shares immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such provisions shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section H.

                  If this Section H(5) applies with respect to a transaction, Section H(4) shall not apply with respect to that transaction. The above provisions of this Section H(5) shall similarly apply to successive reclassifications, consolidations, mergers and sales.

                  (6) Voluntary Adjustment. Subject to the Ownership Limitation, the Corporation at any time may reduce the Conversion Price by any amount and for any period of time, provided that such period is not less than twenty (20) Business Days. Whenever the Conversion Price is reduced pursuant to this Section 8(f), the Corporation shall mail to the Holders, a notice of the reduction at least 15 days before the date the reduced Conversion Price takes effect and such notice shall state the reduced Conversion Price and the period it will be in effect.
                  (7) Taxes on Shares Issued. The issuance of share certificates upon conversion or transfer of B Preferred Shares shall be made without charge to the converting holder for any tax in respect of the issuance thereof.

                  (8) Reservation Of Shares; Shares To Be Fully Paid; Compliance With Governmental Requirements. The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient Common Shares to provide for the conversion at any time or from time to time, and/or redemption at the Maturity Date at the then applicable Mandatory Redemption Price, of all B Preferred Shares from time to time outstanding. The Corporation covenants that all Common Shares which may be issued upon conversion of B Preferred Shares will upon issuance be fully paid and nonassessable by the Corporation and free from all taxes, liens and charges with respect to the issuance thereof.

                  (9) Notice to Holders Prior to Certain Actions. In the event:

                  (i) that the Corporation shall take any action that would require an adjustment in the Conversion Price pursuant to clauses (i),
         (ii) or (iii) of Section H(4) above; or

                  (ii)  that any event described in Section H(5) shall occur; or

                  (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

the Corporation shall cause notice of such proposed action or event to be mailed to each holder of record of B Preferred Shares at its address appearing on the stock transfer books of the Corporation, as promptly as possible but in any event at least thirty (30) days prior to the record date for such proposed action or the effective date of such event; provided, however, that in the event that the Corporation provides public notice of such proposed action or event specifying the information set forth below at least ten (10) days prior to the proposed record date or effective date, the Corporation shall be deemed to have satisfied its obligation to provide notice pursuant to this Section H(9). In any event, such notice shall specify (A) the date on which a record is to be taken for the purpose of such action, or, if a record is not to be taken, the date as of which the holders of record of Common Shares are to be determined, or (B) the date on which such proposed event is expected to become effective, and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action or event.

                  (10) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of Common Shares as are not disputed in accordance with Section H hereof. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations, and shall permit any holder to simultaneously submit its data and views, to a "Big Six" independent accounting firm selected by the Corporation via facsimile within two (2) business days of receipt of the Conversion Notice. The accounting firm shall audit the calculations and notify the Corporation and the holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm's calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of Common Shares in accordance with Section H(2) hereof.

                  (11) Electronic Transmission. In lieu of delivering physical certificates representing the Common Shares issuable upon the conversion of B Preferred Shares, provided the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon the written request of a holder who shall have previously instructed such holder's prime broker to confirm such request to the Corporation's transfer agent, the Corporation shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion to the holder by crediting the account of holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

                  I.       Transfers; Replacement Of Certificates.

                  (1) Transfers. Subject to any restrictions on transfer under applicable securities or other laws, B Preferred Shares may be transferred on the books of the Corporation by the surrender to the Corporation of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

                  (2) Replacement of Certificates. If any mutilated certificate representing B Preferred Shares is surrendered to the Corporation, or if a holder claims the certificate representing B Preferred Shares has been lost, destroyed or willfully taken, the Corporation shall issue a replacement certificate of like tenor and date if (i) the holder provides an indemnity bond or other security sufficient, in the reasonable judgment of the Corporation, to protect the Corporation and any authenticating agent and any of their officers, directors, employees or representatives from any loss which any of them may suffer if a certificate representing B Preferred Shares is replaced, and (ii) the holder satisfies any other reasonable requirements of the Corporation.

                  J. Reacquired Shares. Any B Preferred Shares which are converted, purchased, redeemed or otherwise acquired by the Corporation, shall be retired and canceled by the Corporation promptly thereafter. No such shares shall upon their cancellation be reissued as B Preferred Shares.

                  K. Consideration. The Purchase Price of $1,000 per B Preferred Share shall be paid for by exchange of one share of Convertible Preferred Shares, Series A in accordance with the terms of the Exchange Agreement. In lieu of physical delivery of certificates representing Convertible Preferred Shares, Series A, all shares of Convertible Preferred Shares, Series A to be exchanged, shall be and become a like number of B Preferred Shares. Each share certificate representing the Convertible Preferred Shares, Series A, outstanding immediately prior to the exchange shall, upon effectiveness of the exchange pursuant to the Exchange Agreement, be deemed to evidence a like number of B Preferred Shares. The Company shall issue new certificates to each holder requesting B Preferred Share certificates upon the surrender of certificates previously representing Convertible Preferred Shares, Series A.

         THIRD: That the Corporation's Restated Certificate of Incorporation is amended so that the designation and number of shares of the B Preferred Shares acted upon in the foregoing resolution, and the relative rights, preferences and limitations of such series, are as stated in the foregoing resolution.

         FOURTH: This Certificate of Amendment shall become effective upon filing.


         IN WITNESS WHEREOF, Base Ten Systems, Inc. has caused its duly authorized officer to execute this Certificate on this ____ day of ___________, 1998.

                                           BASE TEN SYSTEMS, INC.



                                           By:__________________________________
                                              THOMAS E. GARDNER, President
                                                and Chief Executive Officer